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                                                            Exhibit 5.1


                                                            September 20, 1996



Board of Directors
Metro Global Media, Inc.
1060 Park Avenue
Cranston, RI 02910

Gentlemen:

         This firm has acted as counsel for Metro Global Media, Inc., a Florida corporation (the "Company") in connection with the offering of 250,000 shares of Common Stock, $.0001 par value of the Company (the "Shares") pursuant to the Metro Global Media, Inc. Consultant Stock Compensation Plan (the "Plan"), which the Company intends to register with the Securities and Exchange Commission on Form S-8 (the "Registration Statement").

         In connection with the preparation of this opinion, we have examined originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments, and documents pertaining to the Shares as we have deemed relevant or necessary as the basis of the opinions hereinafter expressed. In all such examinations, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals and (iv) the conformity to original documents of all documents submitted to us as copies.
As to various questions of fact relevant to our opinion, we have relied upon statements or certificates of public officials, officers or representatives of the Company and others.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and delivered and the consideration therefor is received by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the caption "Interest of Named Experts and Counsel" in the Registration Statement.
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         In rendering the opinion herein, we advise you that members of this firm are members of the Bar of the State of Rhode Island, and we do not hold ourselves out as being conversant with, and express no opinion concerning the applicability or effect of, the laws of any jurisdiction other than those of the United States of America, the State of Rhode Island, and, to the extent necessary to express the above opinion, the State of Florida.

         If you have any questions, please do not hesitate to call.

                                       Very truly yours,


                                        /s/ JAMES P. REDDING
                                       James P. Redding & Associates


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